UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 21, 2010

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07.                      Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders (the “Meeting”) of Investors Real Estate Trust (“IRET”) was held on September 21, 2010 to (i) elect ten members of the Board of Trustees to serve for a term of one year and until their successors are duly elected and qualified, and (ii) ratify the appointment of Deloitte & Touche LLP as IRET’s independent registered public accounting firm for fiscal year 2011.  As of July 23, 2010, the record date for shareholders entitled to vote at the Meeting, there were 77,671,792 common shares, no par value per share (the “Shares”), outstanding and entitled to vote at the Meeting.  At the Meeting, 53,749,236, or approximately 69.2% of the Shares, were represented in person or by proxy, constituting a quorum.  Each of Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, John T. Reed, Edward T. Schafer, W. David Scott, Stephen L. Stenehjem, John D. Stewart and Thomas A. Wentz, Jr. was elected to the Board of Trustees for a term of one year and until his successor is duly elected and qualified.  The shareholders also ratified the Audit Committee’s appointment of Deloitte & Touche LLP as IRET’s independent registered public accounting firm for fiscal year 2011.  The final results of the matters voted on at the Meeting are set forth below.

Proposal 1 – Election of ten trustees to serve on the Board of Trustees for a term of one year (expiring at the 2011 Annual Meeting of Shareholders) and until the election and qualification of their successors.

Nominee	For	Withheld
Patrick G. Jones	31,402,149	475,597
Timothy P. Mihalick	31,242,328	635,418
Jeffrey L. Miller	31,442,930	434,816
C.W. “Chip” Morgan	31,343,637	534,109
John T. Reed	31,610,248	267,498
Edward T. Schafer	31,585,888	291,858
W. David Scott	31,606,480	271,266
Stephen L. Stenehjem	30,048,920	1,828,826
John D. Stewart	31,604,004	273,742
Thomas A. Wentz, Jr.	31,486,370	391,376

There were 21,861,677 broker non-votes in connection with the election of trustees.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as IRET’s independent registered public accounting firm for fiscal year 2011.

For	Against	Abstain
53,472,026	62,872	214,035

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: September 23, 2010